     As filed with the Securities and Exchange Commission on June 17, 1998
                                                Registration No. 333-___________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                     _____________________________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                     _____________________________________

                      INTERNATIONAL TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                                     33-0001212
(State or other jurisdiction of            (I.R.S. Employer  Identification No.)
incorporation or organization)

                     _____________________________________
                     OHM CORPORATION 1986 STOCK OPTION PLAN
          OHM CORPORATION NONQUALIFIED STOCK OPTION PLAN FOR DIRECTORS
                            (Full title of the plan)
                     _____________________________________

                               ANTHONY J. DELUCA
                     CHIEF EXECUTIVE OFFICER AND PRESIDENT
                      INTERNATIONAL TECHNOLOGY CORPORATION
                             2790 MOSSIDE BOULEVARD
                      MONROEVILLE, PENNSYLVANIA 15146-2792
                                 (412) 372-7701

(Name, address, including zip code and telephone number, including area code, of principal executive offices and agent for service)
                                With a copy to:
                             KAREN E. BERTERO, ESQ.
                          GIBSON, DUNN & CRUTCHER LLP
                             333 SOUTH GRAND AVENUE
                       LOS ANGELES, CALIFORNIA 90071-3197
                                 (213) 229-7000

                        CALCULATION OF REGISTRATION FEE


Title of securities to    Amount to be        Proposed Maximum        Proposed Maximum Aggregate          Amount of
    be registered          registered     Offering Price Per Share           Offering Price            Registration Fee
--------------------------------------------------------------------------------------------------------------------------
Common Stock                 262,125             10.3125      (1)               2,703,164     (1)           $798.00
--------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based on the average of the high and low prices of the Common Stock of International Technology Corporation on the New York Stock Exchange on June 10, 1998 of $10.3125.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents of International Technology Corporation, a Delaware corporation (the "Company" or the "Registrant"), previously filed with the Securities and Exchange Commission (the "Commission"), are hereby incorporated by reference in this Registration Statement.

          (i) The Company's Annual Report on Form 10-K for the fiscal year ended March 28, 1997, as amended;

          (ii) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 27, 1997, September 26, 1997 and December 26, 1997, as amended;

          (iii) The Company's Current Reports on Form 8-K, as amended, filed on June 19, 1997, January 15, 1998, February 25, 1998 and May 28, 1998; and

          (iv) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed September 1, 1992, together with any amendment or report filed with the Commission for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     As permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide: (i) the Registrant is required to indemnify its directors, officers and employees and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Registrant) at the Registrant's request, who are or were a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the registrant, and whether civil, criminal, administrative, investigative or otherwise, to the fullest extent permitted by Delaware law; (ii) the Registrant will pay all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and, in the manner provided by law, any such expenses may be paid by the Registrant in advance of the final disposition of such action, suit or proceeding); (iii) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with any other person for any such expenses to the fullest extent permitted by law; (iv) the Registrant may purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person; and (v) the Registrant may not retroactively amend the Bylaw provisions in a way that is adverse to such directors, officers, employees and agents. The Registrant has also entered into an agreement with its directors and certain of its officers indemnifying them to the fullest extent permitted by the foregoing. These indemnification provisions, and the indemnification agreements entered into between the Registrant and its directors and certain of its officers, may be sufficiently broad to permit indemnification of the Registrants' officers and directors for liabilities arising under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.  EXHIBITS.

     4.1(1) OHM Corporation 1986 Stock Option Plan, as amended and restated as of May 10, 1994.

     4.2(2)  OHM Corporation Nonqualified Stock Option Plan for Directors.

     4.3(3) Certificate of Incorporation of the Company, as amended by Amendment to Certificate of Incorporation filed September 17, 1987, with the Delaware Secretary of State.

     4.4(4) Amended and Restated Bylaws of the Company, as amended through June 20, 1997.

     5.1     Opinion of Gibson, Dunn & Crutcher LLP.

     23.1 Consent of Ernst & Young LLP, independent certified public accountants.

     23.2    Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

     24.1    Power of Attorney (included on the signature page hereto).

 (1) Incorporated by reference to Appendix 2 to OHM Corporation's Proxy Statement for its Annual Meeting held May 10, 1994.
 (2) Previously filed as Exhibit 10(c) to OHM Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1992.
 (3) Previously filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended March 31, 1988 (No. 1-9037).
 (4) Previously filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended March 28, 1997.

ITEM 9.  UNDERTAKINGS.

     1.  The undersigned Registrant hereby undertakes:

          (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (ii) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Monroeville, Pennsylvania, on this 17th day of June, 1998.

                              INTERNATIONAL TECHNOLOGY CORPORATION


                              By: /s/ Anthony J. DeLuca
                                 ----------------------------------
                                  Anthony J. DeLuca
                                  Chief Executive Officer and President

                               POWER OF ATTORNEY
                               -----------------

     We, the undersigned directors and officers of International Technology Corporation, do hereby constitute and appoint Anthony J. DeLuca and James G. Kirk our true and lawful attorney and agent, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments or use and in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorney and agent shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signature                                          Title                                  Date
              ---------                                          -----                                  ----
/s/ Daniel A. D'Aniello                  Chairman of the Board of Directors                      June 17, 1998
--------------------------------------
Daniel A. D'Aniello

/s/ Anthony J. DeLuca                    Director, Chief Executive Officer and President         June 17, 1998
--------------------------------------   (Principal Executive Officer)
Anthony J. DeLuca

/s/ Phillip B. Dolan                     Director                                                June 17, 1998
--------------------------------------
Phillip B. Dolan

/s/ E. Martin Gibson                     Director                                                June 17, 1998
--------------------------------------
E. Martin Gibson

/s/ James C. McGill                      Director                                                June 17, 1998
--------------------------------------
James C. McGill

/s/ Robert F. Pugliese                   Director                                                June 17, 1998
--------------------------------------
Robert F. Pugliese

/s/ James David Watkins                  Director                                                June 17, 1998
--------------------------------------
James David Watkins

/s/ Harry J. Soose                       Vice President, Finance/Controller (Principal           June 17, 1998
--------------------------------------   Financial Officer and Principal Accounting Officer)
Harry J. Soose

                                 EXHIBIT INDEX

  Exhibit No.                                               Exhibit
  -----------                                               -------
      4.1(1)        OHM Corporation 1986 Stock Option Plan, as amended and restated as of May 10, 1994.
      4.2(2)        OHM Corporation Nonqualified Stock Option Plan for Directors.
      4.3(3)        Certificate of Incorporation of the Company, as amended by Amendment to Certificate of
                    Incorporation filed September 17, 1987, with the Delaware Secretary of State.
      4.4(4)        Amended and Restated Bylaws of the Company, as amended through June 20, 1997.
      5.1           Opinion of Gibson, Dunn & Crutcher LLP.
     23.1           Consent of Ernst & Young LLP, independent certified public accountants.
     23.2           Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).
     24.1           Power of Attorney (included on the signature page hereto).

 (1) Incorporated by reference to Appendix 2 to OHM Corporation's Proxy Statement for its Annual Meeting held May 10, 1994.
 (2) Previously filed as Exhibit 10(c) to OHM Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1992.
 (3) Previously filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended March 31, 1988 (No. 1-9037).
 (4) Previously filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended March 28, 1997.